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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington D.C. 20549

                             Form 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                   SOUTHBORROUGH VENTURES INC.
                   ---------------------------
     (Exact name of registrant as specified in its charter)


Nevada                                       98-0339467
------                                       ----------
(State of incorporation                      (I.R.S. Employer
or organization)                             Identification No.)

John Taylor                                  SEC File No. 333-58972
1250 Saturna Drive, Parksville,
British Columbia, Canada                     V9P 2T5
------------------------                     ---------
(Address of principal executive offices)     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class          Name of each exchange of which
          to be so registered          each class is to be registered

            Not Applicable                     Not Applicable
            --------------                     --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-58972 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, par value of $0.001
                  ---------------------------------
                           (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-58972) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
 3.1               Articles of Incorporation (1)
 3.2               Certificate of Amendment to Articles of Incorporation (1)
 3.3               Amended By-Laws (1)
 4.1               Share Certificate (1)
 5.1               Opinion of Cane & Company, LLC, with consent to use (1)
10.1               Option Agreement dated November 20, 2000
                   between the Company and Locke B. Goldsmith (1)
10.2               Amendment to Option Agreement (1)
10.3               Executive Consulting Agreement between the Company and
                   John H. Taylor dated December 1, 2000 (1)
23.1               Consent of Morgan & Company, Chartered Accountants (1)

---------------------
(1) Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.


                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: August 28, 2001

                                    SOUTHBORROUGH VENTURES INC.

                                    By: /s/ John Taylor
                                        __________________________
                                        John Taylor, President


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